UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	July 22, 2022 (July 18, 2022)

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)

IOWA	000-53041	20-2735046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10868 189th Street, Council Bluffs, Iowa	51503
(Address of Principal Executive Offices)	(Zip Code)

(712) 366-0392
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Effective July 18, 2022, Southwest Iowa Renewable Energy, LLC (the “Company”), Farm Credit Services of America, FLCA (“FLCA”), Farm Credit Services of America, PCA (“PCA”) and CoBank, ACB (“CoBank”), entered into the First Amendment and Restated Credit Agreement (the “Restated Credit Agreement”) which amends and restates the Company’s existing Credit Agreement dated as of June 24, 2014, as amended by Amendment No. 1 dated as of February 11, 2015, Amendment No. 2 dated as of February 11, 2015, Amendment No. 3 dated as of January 25, 2016, Amendment No. 4 dated as of November 14, 2019, Amendment No. 5 dated as of February 26, 2021, Amendment No. 6 dated as of July 30, 2021, Amendment No. 7 dated as of October 29, 2021 and Amendment No. 8 dated February 25, 2022 (collectively the “Original Credit Agreement”).

The Restated Credit Agreement amends and restates the Original Credit Agreement to incorporate all of the prior amendments to the Original Credit Agreement into the Restated Credit Agreement.  The credit facility continues to be secured by substantially all of the Company’s assets.

The Restated Credit Agreement also made the following key modifications:

•
The Second Amended and Restated Term Note dated February 26, 2021 (the “Existing Term Note”) was replaced in its entirety by the Third Amended and Restated Term Note dated July 18, 2022 (the “Restated Term Note”). The Restated Term Note was amended to provide for a maximum principal amount of $18,750,000 and for all borrowings thereunder to bear interest at a rate selected by the Company equal to either (a) the Daily Simple SOFR Rate plus a spread equal to 3.25% per annum, or (b) a Quoted Rate Option (the a fixed rate per annum quoted to the Company by Agent to be applicable for a period determined by CoBank), the Quoted Rate with such Quoted Rate to remain fixed for such period as is confirmed to the Company by CoBank. The Daily Simple SOFR Rate itself is calculated, in part, based upon the greater of (a) a floor of 0.00% and (b) the Secured Overnight Financing Rate, as established by the Federal Reserve Bank of New York (or a successor establisher of such rate) from time to time (“SOFR”).   All other terms of the Existing Term Note remain in full force and effect including the maturity date of November 15, 2024.

•
The First Amended and Restated Revolving Term Note dated November 8, 2019 (the “Existing Revolving Term Note”) was replaced in its entirety by the Second Amended and Restated Revolving Term Note dated July 18, 2022 (the “Restated Revolving Term Note”). The Restated Revolving Term Note continues to provide for a maximum principal amount of $18,750,000 but was amended to provide for all borrowings thereunder to bear interest at a rate selected by the Company equal to either (a) the Daily Simple SOFR Rate plus a spread equal to 3.25% per annum, or (b) a Quoted Rate Option (the a fixed rate per annum quoted to the Company by Agent to be applicable for a period determined by CoBank), the Quoted Rate with such Quoted Rate to remain fixed for such period as is confirmed to the Company by CoBank. The Daily Simple SOFR Rate itself is calculated as set forth in the paragraph above. The full amount of the Restated Revolving Term Note continues to remain available on a revolving basis from time to time through maturity which maturity date remains November 15, 2024.  All other terms of the Existing Revolving Term Note remain in full force and effect.

•
The Third Amended and Restated Revolving Credit Note dated February 25, 2022 (the “Existing Revolving Credit Note”) was replaced in its entirety by the Fourth Amended and Restated Revolving Term Note dated July 18, 2022 (the “Restated Revolving Credit Note”). The Restated Revolving Credit Note continues to provide for a maximum principal amount of $10,000,000 and that all borrowings thereunder bear interest at a rate equal to the Daily Simple SOFR Rate plus a spread; however, the spread was decreased from 3.45% per annum to 3.10% per annum. All other terms of the Existing Revolving Credit Note remain in full force and effect including the maturity date of February 1, 2023.

The foregoing description of the Restated Credit Agreement, the Restated Term Note, the Restated Revolving Term Note and the Restated Revolving Credit Note do not purport to be complete and are qualified in their entirety by reference to the full text of these documents, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03, as if fully set forth herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1
First Amended and Restated Credit Agreement dated July 18, 2022 by and among Southwest Iowa Renewable Energy, LLC, Farm Credit Services of America, FLCA, Farm Credit Services of America, PCA and CoBank, ACB

10.2	Third Amended and Restated Term Note dated July 18, 2022
10.3	Second Amended and Restated Revolving Term Note dated July 18, 2022
10.4	Fourth Amended and Restated Revolving Credit Note dated July 18, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

Date: July 22, 2022	By:	/s/ Ann Reis
Ann Reis
Chief Financial Officer